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                                                                    EXHIBIT 3.3

                     CERTIFICATE OF LIMITED PARTNERSHIP
                                      OF
                            GENESIS CRUDE OIL, L.P.

        The undersigned represents that it has formed a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act (the "Act") and that the undersigned has executed this Certificate in compliance with the requirements of the Act. The undersigned further states:

        1. The name of the limited partnership is Genesis Crude Oil, L.P. (the "Partnership").

        2. The address of the registered office of the Partnership in the State of Delaware and the name and address of the registered agent of the Partnership required to be maintained by Section 17-104 of the Act at such address are as follows:

                Name and Address
                of Registered Agent               Address of Registered Office
                --------------------              -----------------------------

                The Corporation Trust Company     Corporation Trust Center
                Corporation Trust Center          1209 Orange Street
                1209 Orange Street                Wilmington, Delaware  19801
                Wilmington, Delaware  19801

        3. The name and business addresses of the General Partner is as follows:

                General Partner                               Address
                ---------------                               -------

                Genesis Energy, L.L.C.                   500 Dallas
                                                         Suite 3200
                                                         Houston, Texas  77002

        WHEREFORE, the undersigned has executed this Certificate as of September 5, 1996.

                                          GENERAL PARTNER:

                                          GENESIS ENERGY, L.L.C.

                                           By:   BASIS PETROLEUM, INC.
                                                 As Member

                                           By: /s/ Jeffrey R. Serra
                                               -----------------------------
                                               Jeffrey R. Serra, Chairman,
                                               President and Chief Executive
                                                Officer